                                                                    EXHIBIT 23.2

                                     CONSENT


      We hereby consent to the references to this firm and our opinions in: the Registration Statement on Form SB-2 filed by Security of Pennsylvania Financial Corp., Hazleton, Pennsylvania, and all amendments thereto; in the Form H-(e)1 for Security of Pennsylvania Financial Corp., and all amendments thereto; and in the Application for Conversion on Form AC filed by Security Savings Association of Hazleton (the "Association"), and all amendments thereto, relating to the conversion of the Association from a Pennsylvania-chartered mutual savings association to a Pennsylvania-chartered stock savings association, the concurrent issuance of the Association's outstanding capital stock to Security of Pennsylvania Financial Corp., a holding company formed for such purpose, and the offering of Security of Pennsylvania Financial Corp.'s common stock. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.


                                    MULDOON, MURPHY & FAUCETTE

                                    /s/ MULDOON, MURPHY & FAUCETTE


Dated this 2nd day of
November, 1998